Exhibit 99.1

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Allen W. West

(479) 361-9111

P.A.M. TRANSPORTATION SERVICES, INC.

ANNOUNCES STOCK REPURCHASE AUTHORIZATION

Tontitown, Arkansas, May 2, 2017...... P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) announced today that on April 26, 2017, its Board of Directors reauthorized the Company’s stock repurchase program under which the Company can repurchase up to 500,000 shares of its common stock from time to time through the open market in accordance with Rule 10b-18 under the Securities Exchange Act of 1934 or in privately negotiated transactions. The stock repurchase program was last approved by the Board on May 29, 2014 and this reauthorization resets the repurchase program to 500,000 shares. Prior to this reauthorization, 269,559 shares were available for purchase under the repurchase program.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.